POWER OF ATTORNEY

The undersigned, being a
person required to file a
statement under Section
16(a) of the Securities
Exchange Act of 1934,as
amended (the '1934 Act'),
with respect to Managed
Duration Investment Grade
Municipal Fund, a Delaware
statutory trust, hereby
authorizes, designates and
appoints Kevin M. Robinson,
Mark E. Mathiasen or Stevens
T. Kelly to act as
attorney-in-fact to execute
and file statements on
Form 3, Form 4 and Form 5
and any successor forms
adopted by the Securities
Exchange Commission, as
required by the 1934 Act
and the Investment Company
Act of 1940, as amended,
and the rules thereunder,
and to take such other
actions as such
attorney-in-fact may deem
necessary or appropriate
in connection with such
statements, hereby
confirming and ratifying
all actions that such
attorney-in-fact has
taken or may take in
reliance hereon.  This
power of attorney shall
continue in effect until
the undersigned no longer
has an obligation to file
statements under the section
cited above, or until
specifically terminated
in writing by the undersigned.

IN WITNESS WHEREOF,
the undersigned has duly
executed this power of
attorney on the 9th day of
September, 2012.


/s/ Donald J. Cacciapaglia